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                                                                   EXHIBIT 10.15


                               P R O S P E C T U S




                               QLOGIC CORPORATION


                        1998 EMPLOYEE STOCK PURCHASE PLAN



     This Prospectus covers 300,000 shares of the Common Stock, $0.10 par value, of QLogic Corporation, a Delaware corporation (the "Company"), to be issued by the Company or purchased in open market broker's transactions under the Company's 1998 Employee Stock Purchase Plan (the "Purchase Plan").

     Persons not deemed to be "affiliates" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), from time to time may resell shares of Common Stock in the over-the-counter market. However, this Prospectus may not be used in connection with reoffers or resales of shares of Common Stock. See "Resales of Common Stock."

     This document constitutes part of a prospectus covering securities that have been registered under the Securities Act.


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                The date of this Prospectus is October 30, 1998.

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                                TABLE OF CONTENTS

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                                                                            PAGE
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
I.   INTRODUCTION...........................................................  1
II.  THE PURCHASE PLAN......................................................  1

     A.  General Nature and Purpose.........................................  1
     B.  Administration.....................................................  1
     C.  Eligibility........................................................  1
     D.  Participation......................................................  2
     E.  Purchase Price.....................................................  3
     F.  Payment of Purchase Price; Payroll Deductions......................  3
     G.  Purchase of Stock..................................................  3
     H.  Withdrawal.........................................................  3
     I.  Termination of Employment..........................................  4
     J.  Adjustment Upon Changes in Capitalization; Merger,
         Consolidation or Reorganization....................................  4
     K.  Nonassignability...................................................  4
     L.  Amendment and Termination of the Purchase Plan.....................  4

III. RESALES OF COMMON STOCK................................................  4
IV.  U.S. FEDERAL INCOME TAX CONSEQUENCES...................................  5
V.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........................  6

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I.   INTRODUCTION

     The Company's 1998 Employee Stock Purchase Plan (the "Purchase Plan") authorizes the issuance or purchase of up to a total of 300,000 shares of its Common Stock for the benefit of participating employees (each, a "Participant," and collectively, the "Participants"), who shall be entitled to subscribe for purchase directly from the Company such Common Stock at a discount from the market price, and to pay the purchase price in installments by payroll deductions. This Prospectus describes the principal features of the Purchase Plan and includes certain other information about the Purchase Plan. The following description is qualified, however, by reference to the complete text of the Purchase Plan. Any Participant in the Purchase Plan may obtain a copy of the Purchase Plan by making a written or oral request to the Secretary of the Company. The Company's executive offices are located at 3545 Harbor Boulevard, Costa Mesa, California, 92626, and its telephone number is (714) 438-2200.

II.  THE PURCHASE PLAN

     A. GENERAL NATURE AND PURPOSE

     The Purchase Plan was adopted by the Board of Directors of the Company (the "Board") on April 9, 1998 and by the stockholders of the Company on August 27, 1998, and will be effective on November 2, 1998 (the "Effective Date"). The Purchase Plan authorizes the issuance or purchase of up to an aggregate of 300,000 shares of Common Stock by direct issuance by the Company or by purchase in open market transactions for the benefit of Participants in the Purchase Plan, who shall be entitled to subscribe for and purchase shares of such Common Stock directly from the Company at a discount from the market price, and to pay the purchase price in installments by payroll deductions. The primary purpose of the Purchase Plan is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase Common Stock conveniently and at a discount from the market price, in order that Participants may increase their proprietary interest in the Company.

     The Purchase Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Purchase Plan is designed to be an employee stock purchase plan under Section 423 of the Code, providing the Participants the benefits afforded under Section 421 of the Code. See "U.S. Federal Income Tax Consequences." The Purchase Plan has been designed in a manner so that the Purchase Plan is exempt from the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

     B.   ADMINISTRATION

          The Purchase Plan will be administered by the Board or a committee thereof (herein referred to collectively as the "Administrator"). The initial Administrator of the Purchase Plan shall be the Compensation Committee of the Company's Board of Directors. All questions of interpretation of the Purchase Plan will be determined by the Administrator, and its decisions will be final and binding on all Participants. The Administrator has the authority to designate agents to carry out its responsibilities relating to the Purchase Plan. The address of the Administrator is the address of the Company set forth under the caption "Introduction" above.

     C.   ELIGIBILITY

          Each employee of the Company or a designated subsidiary thereof who has attained age eighteen (18) on the Entry Date (defined below) and who regularly works at least thirty (30) hours per week for more than five (5) months per year in the rendition of personal services to the Company may become a Participant in the Plan on the Entry Date coincident with or next following his or her satisfaction of such requirements of employment with the Company. "Entry Date" means the first day of the second month of each calendar quarter (February 1, May 1, August 1 and November 1); provided, however, that the initial Entry Date shall be the Effective Date, which is November 2, 1998.


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          No Participant shall be granted a right to purchase (i) more than
5,000 shares of Common Stock (subject to adjustments for any increase or decrease in the number of issued shares of the Company's Common Stock as discussed in "Adjustments Upon Changes in Capitalization; Merger, Consolidation or Reorganization") in any calendar year, (ii) any stock under the Purchase Plan, if immediately after the purchase the employee would own stock or hold outstanding options to purchase stock possessing in the aggregate 5% or more of the total combined voting power of all classes of capital stock of the Company, or (iii) any stock in excess of that amount of stock if which, when aggregated with purchases under all other employee stock purchase plans of the Company, would exceed $25,000 worth of Common Stock of the Company (determined using the fair market value of such Common Stock at the time such right is granted) during any calendar year.

     D.   PARTICIPATION

          An employee who has satisfied the eligibility requirements of the Purchase Plan may become a Participant upon his or her completion and delivery to the Company of a Stock Purchase Agreement authorizing payroll deductions. Subject to the other limitations contained in the Purchase Plan, a participant may elect to defer only whole percentages of his or her Compensation (defined below) up to an aggregate maximum of 10% of his or her total Compensation in any calendar year. Such percentage may be increased or decreased form time to time in the discretion of the Administrator, but in no event shall the maximum amount be increased to an amount in excess of 15% of a Participant's Compensation. Under the Purchase Plan, "Compensation" includes salary, annual bonus/incentive, annual profit sharing, overtime, lead premium, commissions and shift differential, but expressly excludes other forms of compensation such as relocation, housing, car allowances, phone allowances, sign-on bonuses and referral bonuses.

          A Participant may change any election (increase or decrease the rate of payroll deductions) one time during any Offering Period (defined below) by completing and delivering to the Administrator a new Stock Purchase Agreement setting forth the desired change at least 15 days prior to the close of the Offering Period. A Participant may terminate participation in the Purchase Plan at any time prior to the close of an Offering Period (see "Withdrawal" below). A Participant may also terminate payroll deductions and have accumulated deductions for the Offering Period applied to the purchase of Company Common Stock as of the next Purchase Date (defined below) by completing and delivering to the Administrator a new Stock Purchase Agreement setting forth the desired change. Any such change shall become effective on the next payroll period (to the extent practical under the Company's payroll practices) following the delivery of the new Stock Purchase Agreement. Under the Purchase Plan, "Offering Period" means the three-month periods from February 1 through April 30, May 1 through July 31, August 1 through October 31 and November 1 through January 31 of each calendar year. "Grant Date" means the first day of each Offering Period under the Purchase Plan (February 1, May 1, August 1 and November 1) and "Purchase Date" means the last day of each Offering Period (April 30, July 31, October 31 and January 31).

          Each Participant's payroll deductions shall be credited to an account established for him or her by the Company. Amounts in a Participant's account shall not bear interest, and shall be general corporate assets of the Company to be used by the Company for any corporate purpose. The Company is not obligated to segregate such payroll deductions.

          On each Grant Date, each Participant shall be granted an option to purchase at the Purchase Price (determined in the manner set forth under the caption "Purchase Price" below) that number of shares and partial shares of the Company's Common Stock that can be purchased or issued by the Company based upon such Purchase Price with the amounts held in such Participant's account, subject to the limits described under the caption "Eligibility" above. See "Adjustments Upon Changes in Capitalization; Merger, Consolidation or Reorganization" below. The Company Stock will be purchased on the next Purchase Date. The initial Offering Period under the Purchase Plan shall commence on the Effective Date, and terminate on January 31, 1999. Thereafter, the Purchase Plan provides for consecutive three-month offering periods commencing on each Grant Date and ending on the next following Purchase Date.

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     E.   PURCHASE PRICE

          The purchase price per share (the "Purchase Price") for which shares of Common Stock will be sold in an Offering Period under the Purchase Plan is the lower of 85% of the fair market value of a share of Common Stock on the Grant Date or 85% of the fair market value of a share of Common Stock on the Purchase Date.

          The fair market value of the Common Stock shall be the closing sale price on the date of valuation if the Company's stock is traded on the Nasdaq National Market System or an exchange that reports closing sale prices, or, if no closing sale price is quoted or no sale takes place on such day, then the fair market value shall be the closing sale price of the Common Stock on the Nasdaq National Market system or such exchange on the next preceding day on which a sale occurred. If the Common Stock is not then listed for trading on an exchange which reports closing sale prices, the fair market value shall be the average of the closing bid and asked price for the Common Stock on such exchange or in the over-the-counter market, as the case may be, on that date, or, if such securities markets were closed on that date, on the next preceding date on which such securities markets were open for trading. If neither of these two methods of determining fair market value are applicable as of the date of valuation, then the fair market value shall be finally determined by the Administrator of the Purchase Plan in good faith using any reasonable method of valuation.

     F.   PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

          The Purchase Price of shares is paid by means of accumulated payroll deductions on behalf of a Participant during the Offering Period. During an Offering Period, a Participant has the opportunity to: (1) terminate participation in the Purchase Plan and have all payroll deductions returned to the Participant; (2) discontinue deductions and have accumulated deductions applied to the purchase of shares at the end of the Offering Period; or (3) increase or decrease the rate of payroll deductions once during the Offering Period. If a Participant terminates participation in the Purchase Plan, however, the Participant will be precluded from participating in the Purchase Plan for the remainder of the Offering Period in which the withdrawal occurred and the next succeeding Offering Period, but may then be reinstated as a Participant thereafter by executing and delivering a new Stock Purchase Agreement to the Administrator.

          Payroll deductions for a Participant commence on the Grant Date coincident with or next following the date on which a Participant's payroll deduction authorization is properly filed, and continue thereafter unless such rate is changed or the Participant's participation is terminated.

     G.   PURCHASE OF STOCK

          By executing a Stock Purchase Agreement to participate in the Purchase Plan, a Participant is entitled to have shares purchased under the Purchase Plan and issued to him or her. Unless the Participant's participation is terminated or the Participant directs the Company otherwise, shares will be issued by the Company or purchased in open market transactions on his or her behalf automatically with all amounts held in his or her account on each Purchase Date. The shares issued or purchased for a Participant will either be delivered to him or her as promptly as practicable after each Purchase Date or issued to a contract administrator for the benefit of the Participant. Any cash remaining in the Participant's account shall remain in the account and be applied to the issuance or purchase of shares at the next Purchase Date.

     H.   WITHDRAWAL

          A Participant may terminate his or her participation in the Purchase Plan by signing and delivering to the Company a notice of withdrawal. Such withdrawal may be elected at any time before the end of the applicable Offering Period. As soon as practicable after such withdrawal, the payroll deductions credited to the Participant's account will be returned to the Participant, without interest. A Participant who has withdrawn from the Purchase Plan will be excluded from participation for the remainder of the Offering Period in which the withdrawal

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occurred and the next succeeding Offering Period, but may be reinstated as a
Participant thereafter by executing and delivering a new Stock Purchase Agreement to the Administrator.

     I.   TERMINATION OF EMPLOYMENT

          Termination of a Participant's employment for any reason, including resignation, retirement, death or discharge, immediately cancels his or her participation in the Purchase Plan. In such event, the payroll deductions credited to the Participant's account will be returned to such Participant or, in the case of death, to the Participant's beneficiary, without interest.

     J. ADJUSTMENT UPON CHANGES IN CAPITALIZATION; MERGER, CONSOLIDATION OR REORGANIZATION

          In the event of any changes in the capitalization of the Company, such as a stock split or stock dividend, or in the event of any spin-off, merger, sale or other reorganization or recapitalization, appropriate adjustments will be made by the Company in the shares subject to purchase under the Purchase Plan and in the Purchase Price per share.

          In the event that the Company at any time proposes to merge into, consolidate with or to enter into any other reorganization (including the sale of substantially all of its assets or a "reverse" merger in which the Company is the surviving entity), the Purchase Plan shall terminate, unless provision is made in writing in connection with such transaction for the continuance of the Purchase Plan, with appropriate adjustments as to number and kind of shares and prices. If provision is not made for the continuance of the Purchase Plan, the Administrator shall cause written notice of the proposed transaction to be given to all Participants not less than ten (10) days before the anticipated effective date of the proposed transaction, and all Participant accounts shall purchase Company Stock as if the day before the effective date of the proposed transaction were a Purchase Date.

     K.   NONASSIGNABILITY

          No rights or accumulated payroll deductions of a Participant under the Purchase Plan may be pledged, assigned or transferred for any reason (other than upon the death of a Participant), and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

     L.   AMENDMENT AND TERMINATION OF THE PURCHASE PLAN

          The Purchase Plan shall terminate on December 31, 2008. The Company at any time may amend or terminate the Purchase Plan, and upon such termination, all benefits under the Purchase Plan shall become payable immediately. Termination of the Purchase Plan shall not, however, make any change in a right previously granted to a Participant that adversely affects such right. No amendment may be made to the Purchase Plan without prior approval of the stockholders of the Company if such amendment would increase the number of shares reserved under the Purchase Plan, materially modify the eligibility requirements of the Purchase Plan or materially increase the benefits that may accrue to Participants under the Purchase Plan.

III. RESALES OF COMMON STOCK

     Subject to certain limitations set forth below that pertain to "affiliates" of the Company, as defined in Rule 405 promulgated under the Securities Act, shares of Common Stock purchased under the Purchase Plan generally may be resold from time to time in the over-the-counter market or otherwise. Persons who are affiliates of the Company may resell shares purchased under the Purchase Plan only (i) in accordance with the provisions of Rule 144 of the Securities Act (exclusive of the two-year holding period) or some other exemption from registration under the Securities Act or (ii) pursuant to an effective Registration Statement on such form as may be applicable. This Prospectus does not cover any of such resales of shares. An affiliate usually includes officers, directors and principal stockholders of the Company.

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     Section 16(b) of the Securities Exchange Act of 1933, as amended (the
"Exchange Act") provides, among other things, that any person who is a beneficial owner of more than 10% of an equity security of the Company registered under the Exchange Act (such as Common Stock), or an officer or director, will be liable to the Company for all profit realized from any purchase and sale (or any sale and purchase) of any equity security of the Company within a period of less than six months, irrespective of the intention on the part of such person in entering into the transaction. In determining ownership of Common Stock, such person may be required to include shares issuable upon exercise of options or warrants or upon conversion of convertible securities. The term "equity security" may include rights to acquire Common Stock upon the exercise of warrants or options or upon the conversion of convertible securities, or otherwise. Prior to the acquisition or disposition of any equity security of the Company (including the acceptance of any stock options or rights to purchase restricted shares), officers, directors and 10% stockholders of the Company should consult with counsel.

IV.  U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain United States federal income tax consequences of participation in the Purchase Plan. The summary should not be relied upon as being a complete statement. Federal tax laws are complex and subject to change. Moreover, participation in the Purchase Plan also may have consequences under state and local tax laws that may vary from the federal tax consequences described below. For such reasons, the Company recommends that each Participant consult his or her personal tax advisor in order to determine the specific tax consequences applicable to him or her.

     The Purchase Plan and the right of Participants to make purchases thereunder are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a Participant at the time of grant or purchase of shares. However, a Participant may become liable for tax upon disposition of shares acquired under the Purchase Plan, and the tax consequences will depend upon how long a Participant has held the shares before disposition.

     If the shares are disposed of at least two years after the Grant Date and at least one year after the Purchase Date, or in the event of a Participant's death (whenever occurring) while owning such shares, then the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the Purchase Price of the shares or (ii) fifteen percent of the fair market value of the shares on the Grant Date, will be treated as ordinary income to the Participant. Any further gain upon such disposition will be taxed as long-term capital gain. Any long-term capital gain will be taxed as capital gain at the rates then in effect. If the shares are sold and the sale price is less than the Purchase Price, there is no ordinary income and the Participant will have a capital loss equal to the difference between the sale price and the Purchase Price. The ability of a Participant to utilize such a capital loss will depend upon the Participant's other tax attributes and the statutory limitation on capital loss deductions not discussed herein.

     If the shares are sold or disposed of (including any disposition by way of gift) before the expiration of the two-year holding period described above or within one year after the shares are transferred to the Participant, then the excess of the fair market value of the shares on the Purchase Date over the Purchase Price will be treated as ordinary income to the Participant. This excess will constitute ordinary income for the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of shares is made. The balance of the gain will be taxed as capital gain at the rates then in effect. If the shares are sold for less than their fair market value on the Purchase Date, the same amount of ordinary income will be attributed to the Participant and a capital loss recognized equal to the difference between the sale price and the value of the shares on such Purchase Date. As indicated above, the ability of the Participant to utilize such a capital loss will depend upon the Participant's other tax attributes and the statutory limitation on capital losses not discussed herein.

     The ordinary income reported under the rules described above, added to the actual Purchase Price of the shares, determines the tax basis of the shares for the purpose of determining gain or loss on the sale or exchange of the shares.

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     The Company is entitled to a deduction for amounts taxed as ordinary income to a Participant only to the extent that ordinary income must be reported upon disposition of shares by the Participant before the expiration of the holding periods described above.

V.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 29, 1998, filed with the Commission on June 17, 1998.

     (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (a) above.

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 (Commission file number 0-23298), filed on February 15, 1994, including any amendment or report filed for the purpose of updating such description.

     (d) The description of the Rights contained in the Company's Registration Statement on Form 8-A, filed on June 19, 1996 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this Prospectus, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Prospectus modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, copies of all reports, proxy statements and other communications distributed by the Company to its stockholders generally, and a copy of any or all of the documents referred to above that have been or may be incorporated in this Prospectus by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents incorporated into this Prospectus by reference). Requests should be directed to:
QLogic Corporation, 3545 Harbor Boulevard, Costa Mesa, California, 92626, to the attention of the Secretary of the Company, or by telephone at (714) 438-2200.

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